Exhibit 99.1
Talen Energy Corporation Announces Successful Completion of Refinancing Transactions
HOUSTON, Dec. 20, 2024 (GLOBE NEWSWIRE) - Talen Energy Corporation (“Talen” or the “Company”) (NASDAQ: TLN) announced today that the Company has closed on several financing transactions (the “Transactions”) that improve the Company’s debt structure and financing cost. The Transactions include: (i) repricing the Company’s existing $700 million revolving credit facility (the “Revolver”) to reduce the current interest rate margin by 100 basis points (to SOFR plus 200 basis points, with further leverage-based step downs available), extending the maturity of the Revolver from May 2028 to December 2029, and increasing available letter of credit (“LC”) capacity under the Revolver from $475 million to $700 million; (ii) repricing its existing $859 million in Term B loans (the “Existing TLB”) to reduce the current interest rate margin by 100 basis points (to SOFR plus 250 basis points, with further leverage-based step downs available) to align pricing with its recently issued $850 million in incremental Term B loans (the “Incremental TLB”); (iii) issuing a new, standalone $900 million secured LC facility (the “New LC Facility”); (iv) repaying in full its existing $470 million in Term C loans and terminating the associated LC facility; and (v) terminating its existing $75 million standalone bilateral LC facility. Together, the Transactions are expected to result in annual savings of approximately $28 million in interest, fees, and other expenses, not including additional interest from the Incremental TLB. In conjunction with the Transactions, Talen obtained certain amendments increasing its flexibility for restricted payments, investments, and dispositions under its primary credit agreement, which governs the Revolver, Existing TLB, Incremental TLB, and New LC Facility.
“We have successfully executed on another set of opportunities to incrementally improve our capital structure and will continue to look for additional chances to do so,” said Talen Chief Financial Officer Terry Nutt. “We are pleased with the continued improvement in our debt structure and related costs, which recognizes our modest leverage and strong balance sheet and performance of the business.”
This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced and driving the energy transition. Talen is also powering the digital infrastructure revolution. We are well-positioned to capture this significant growth opportunity, as data centers serving artificial intelligence increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.

Investor Relations:
Ellen Liu
Senior Director, Investor Relations
InvestorRelations@talenenergy.com
Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources and accounting matters. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations, and are subject to numerous factors that present considerable risks and uncertainties.

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